UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 17, 2016 (February 15, 2016)

RENTECH NITROGEN PARTNERS, L.P.

(Exact name of registrant as specified in its charter)

Delaware	001-35334	45-2714747
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification Number)

10877 Wilshire Boulevard, 10th Floor

Los Angeles, California 90024

(Address of principal executive office) (Zip Code)

(310) 571-9800

(Registrants’ telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders.

(a)  A Special Meeting of Unitholders of Rentech Nitrogen Partners, L.P. was held on February 15, 2016.

(b)  The results for the matters submitted to a unitholder vote at the special meeting were as follows:

1.

Merger Proposal:  The unitholders voted to approve and adopt the Agreement and Plan of Merger, dated as of August 9, 2015 (as such agreement may be amended from time to time, the “merger agreement”), by and among Rentech Nitrogen Partners, L.P. (“Rentech Nitrogen”), Rentech Nitrogen GP, LLC, the general partner of Rentech Nitrogen (“Rentech Nitrogen GP”), CVR Partners, LP (“CVR Partners”), CVR GP, LLC, the general partner of CVR Partners (“CVR Partners GP”), Lux Merger Sub 1 LLC, a wholly owned subsidiary of CVR Partners (“Merger Sub 1”), and Lux Merger Sub 2 LLC, a wholly owned subsidiary of CVR Partners (“Merger Sub 2” and, together with Merger Sub 1, the “Merger Subs”) pursuant to which, among other things, Merger Sub 1 will merge with and into Rentech Nitrogen GP, with Rentech Nitrogen GP surviving the merger as a wholly owned subsidiary of CVR Partners (the “Rentech Nitrogen GP merger”) and Merger Sub 2 will merge with and into Rentech Nitrogen, with Rentech Nitrogen surviving the merger as a subsidiary of CVR Partners (the “Rentech Nitrogen merger” and, together with the Rentech Nitrogen GP merger, the “mergers”) and the transactions contemplated thereby.

Votes For	Votes Against	Abstain	Broker Non-Votes
28,400,036	149,369	23,702	-

2.

Merger-Related Compensation Proposal:  The unitholders voted to approve, on an advisory, non-binding basis, the merger-related compensation payments that may be paid or become payable to Rentech Nitrogen’s named executive officers in connection with the mergers.

Votes For	Votes Against	Abstain	Broker Non-Votes
27,931,940	581,963	59,304	-

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RENTECH NITROGEN PARTNERS, L.P., a Delaware limited Partnership

	By:	Rentech Nitrogen GP, LLC
	Its:	General Partner

Date: February 17, 2016	By:	/s/ Colin Morris
Colin Morris
Senior Vice President and General Counsel

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